UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

TELEWEST GLOBAL, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Filed by Telewest Global, Inc. Pursuant to Rule 14a-12 Under the Securities Exchange Act of 1934

This filing consists of certain communications made in connection with the announcement of an Agreement and Plan of Merger among Telewest Global, Inc., NTL Incorporated and Merger Sub Inc., dated as of October 2, 2005.

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Searchable text section of graphics shown above

Filed by NTL Incorporated

Pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-6(j)

of the Securities and Exchange Act of 1934

Subject Company: NTL Incorporated

Commission File No.: 000-22616

NTL and Telewest Global

UBS Media Conference

December 7, 2005

[LOGO]	[LOGO]	[LOGO]

Forward-Looking Statements

Certain statements in this document regarding the proposed transaction between ntl Incorporated (“ntl”) and Telewest Global, Inc. (“Telewest”), the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and products, ntl’s potential offer for Virgin Mobile Holdings (UK) plc, and any other statements regarding Telewest’s or ntl’s future expectations, beliefs, goals or prospects constitute forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995.  When used in this document, the words “believe”, “anticipate”, “should”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, and similar expressions or statements that are not historical facts, in each case as they relate to ntl and Telewest, the management of either such company or the proposed transaction, are intended to identify those expressions or statements as forward-looking statements. In addition to the risks and uncertainties noted in this document, there are certain factors, risks and uncertainties that could cause actual results to differ materially from those anticipated by some of the statements made, many of which are beyond the control of ntl and Telewest. These factors relating to the transaction between ntl and Telewest include: (1) the failure to obtain and retain expected synergies from the proposed transaction, (2) rates of success in executing, managing and integrating key acquisitions, including the proposed acquisition, (3) the ability to achieve business plans for the combined company, (4) the ability to manage and maintain key customer relationships, (5) delays in obtaining, or adverse conditions contained in, any regulatory or third-party approvals in connection with the proposed acquisition, (6) availability and cost of capital, (7) the ability to manage regulatory, tax and legal matters, and to resolve pending matters within current estimates, (8) other similar factors, and (9) the risk factors summarized and explained in our Form 10-Ks. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent Form 10-K, 10-Q and 8-K reports.

James Mooney

Chairman, NTL

Creating the Triple Play Leader

•                  Building a Leader

•                  Transforming scale & competitiveness of UK Cable

•                  Access to 12.6m homes, over 50% of UK households

•                  £3.4bn in revenues and £1.2bn in OCF

•                  Triple play champion

•                  Wide range of communication, entertainment and information products

•                  Enhanced ability to compete with BSkyB, BT and Freeview

•                  Focus on product differentiation and innovation

•                  Driving Value – delivering synergies of £1.5bn NPV

•                  Strengthen scale and eliminate duplicated activities

•                  Significantly cash accretive

Transaction Summary

•                  Terms

•                  TLWT shareholders to receive $16.25 in cash and 0.115 NTL shares

•                  Cash / stock mix 68% / 32%

•                  Financing fully committed by existing cash and £1.8bn debt

•                  Customary closing conditions, including

•                  Shareholder approval

•                  Satisfactory regulatory outcome

•                  Expected Timeline (subject to change as dependent on regulatory timings)

Proxy Filed	OFT	SEC	Shareholder	If cleared by	If 2nd stage
	Decision	Clearance	Meetings	OFT:

December	December	January /	February /	Close	Possible Close
		February	March	March	April/May

Best of Breed Operational Organization

Lisa	Stephen	TBC	Neil	Jacques	Bryan	Keith
Opie	Cook	SVP	Berkett	Kerrest	Hall	Monserrat
MD	SVP	Strategy	COO	CFO	General	Director
Flextech	Bus Dvpt				Counsel	Comms
& Policy
Neil Smith
Deputy CFO

Stephen	Peter		Philip	Steve		Howard
Beynon	Wilcock		Snalune	Upton		Watson
MD	MD		MD	MD Networks		CTO
Business	Customer		Consumer
	Sales/Service		Products

	TBC	Carolyn		TBC	Mike	NTL
	MD	Walker		MD	Riddle	TLWT
	Marketing	MD, HR		Logistics	CIO	New

Cable’s Triple Play Strengths

Expertise

•                  Ten years of triple play experience

•                  Expertise in marketing and selling bundles

•                  Triple play institutionalized into customer care, installers engineers, billing, finance etc

•                  These customers have higher ARPU and lower churn

Scale

•                  30% triple play penetration growing fast

•                  Scale to leverage content acquisition and hardware/software purchase

•                  2.7m VOD capable digital STBs, fully funded and already in customer homes

•                  Robust telephony service already in 4.2m customer homes

Technology

•                  End-to-end state-of-the-art network control

•                  No reliance on BT or peer-to-peer

•                  Up to 750 Mhz bandwidth

•                  Migration to digital drives revenue/capacity

•                  Range of advanced TV services

•                  VOD, DVR, HDTV

Bundling Advantage

Triple Play Penetration Growth

[CHART]

Subscriber breakdown

BB only 0.3m

TV only 0.3m

Telephony only 0.7m

BB & Telephony 0.6m

TV & Telephony 1.5m

Triple Play 1.5m

Triple-play customers have higher ARPU and margin and lower churn

Broadband Leadership

[CHART]	[CHART]

•                  More growth to come

•                  UK internet penetration 62%

•                  UK broadband penetration 32%

•                  Compete effectively on service quality, speed and tactical promotions

•                  End-to-end network ownership

•                  Increasing speeds up to 10Mb with potential for further upgrades

•                  Content packages/upgrade paths (eg security suites) provide future growth opportunities

(1)          Includes 174k virgin.net subscribers.

TV Strengthened by New Services

Increasing TV capability to differentiate from Sky, Freeview, BT and DSL.

Cable is the only platform with the full range of TV services, including free-to-air, basic, premium, VOD, DVR and HDTV

[CHART]

•                  Combined TV penetration of 26%

•                  Market leader in multichannel TV in area -ahead of Sky and Freeview

•                  Combined digital penetration of 80%

•                  New services add competitive strengths and underpin ARPU potential

•                  VOD: 57% of digital TV base today

•                  DVR: Launch in Q1-06

•                  HDTV: Launch in Q1-06

(1)          UBS estimates that approximately 20% of Freeview’s subscribers are using the service as a secondary multichannel television offering.

Telephony Migrating to Fixed Pricing Plans

UK Cable Talk subscribers (m)

[CHART]

•                  Combined telephony penetration of 35%

•                  Second in addressable areas, after BT Retail

•                  Compete effectively on service quality and bundled pricing

•                  Seeking to counter usage declines by migration to flat rate packages

•                  Strengthens gross margin

•                  Improves predictability of revenue

•                  Robust telephony service is important part of bundle

ARPU Differences in UK Cable

	NTL	Telewest	Difference*
ARPU	£39.08	£45.17	£6.09
RGU/Customer	1.96	2.14	£2.98
Broadband lower tier	71%	49%	£0.65
Digital Penetration	73%	91%	£1.17
Talk Penetration	29%	39%	£0.92
Analogue TV only areas			£1.16
Other			£(0.79)

Merged company to adopt best of breed consistent strategies

*                 ARPU Difference assumes NTL had same KPI as Telewest at Q3-05

ARPU Initiatives & Best Practice for UK Cable

•                  Continued growth in triple play penetration and RGU/customer

•                  Bundled marketing and promotions

•                  Sales commission structure to emphasis bundle

•                  Cross-sell to existing customers

•                  Migrating telephony customers to higher ARPU Talk plans

•                  Increased TV capability

•                  VOD, DVR and HDTV

•                  Continued migration from analogue to digital

•                  Upsell and mix initiatives

•                  Take fully loaded cash flow view ensuring attractive cash flow economics

•                  Application of tight and consistent credit policy

•                  Customer segmentation analysis

•                  Centers of Excellence to improve customer experience

Leverage Merged Network for Business Growth

[CHART]

•                  Second in addressable areas for profitability and cashflow

•                  Compete effectively on service quality

•                  Locally based account managers

•                  Leverage consumer network

•                  Deeper local network so carry more traffic on-net

•                  Produce stronger cashflow and margin

•                  Focus on on-net traffic, data and value added services

•                  Merged Business division will have greater access to on-net business, increasing reach, scale, competitiveness and margin

Strategically Valuable Content Assets

•                  Wholly owned Flextech channels

•                  LIVINGtv, Trouble, Bravo and Challenge on NTL, Telewest and Sky

•                  Advertising revenue up 29% and subscription revenue up 10%

•                  50:50 UKTV JV with the BBC

•                  10 branded channels with exclusive access to key BBC content

•                  Significantly cash generative with £28m paid to Telewest year-to-date

•                  Sit-up

•                  Two main auction channels with price-drop auction format

•                  Transactional revenue up 16% although margins being squeezed

•                  Currently investigating strategic options

•                  Retain 100% ownership

•                  Strategic partnerships

•                  Partial divestment for potential de-leveraging

Possible Transaction with Virgin Mobile

•                  As you have all read in the news, NTL announced a potential transaction which would involve acquiring Virgin Mobile and entering into a license arrangement with Virgin Enterprises

•                  NTL will not provide any comments on the proposed transaction beyond the information provided in its press release

•                  Any such transaction is governed by UK Takeover Panel Rules and US securities laws and accordingly the public should understand the customary approach of providing no comment on the matter

•                  Discussions are preliminary and subject to satisfaction of certain conditions, including due diligence

[LOGO]

Potential Offer for Virgin Mobile

NTL has announced the following:

•                  Virgin Mobile shareholders would be offered .09298 shares of ntl common stock per share of Virgin Mobile and a full cash alternative at 323p.

•                  The potential share offer values Virgin Mobile at 323p based on ntl’s closing price on 2 December 2005.

•                  Virgin Group has given verbal assurances that, if a transaction proceeds, it intends to elect to exchange its stake in Virgin Mobile for a continuing equity participation in the ntl Group although it has reserved the right to take a small portion in cash.

•                  T-Mobile, Virgin Mobile’s network provider, has also indicated that it is supportive of the proposed combination.

•                  ntl is in discussions with Virgin Enterprises to extend its existing license for the Virgin name (now covering virgin.net) to cover television and fixed line and mobile telephony.

•                  If the proposed transactions are completed, ntl would use the Virgin brand to offer a quadruple play

NTL Integration Efforts

•                  Telewest synergies are reported assuming no potential transaction with Virgin Mobile

•                  Integration of Merger should not be materially disrupted by integration of any other transaction, including potential Virgin Mobile transaction

•                  For example, Virgin.net has been kept as an essentially standalone business

•                  Integration with Telewest offers opportunity to rebrand anyway

•                  Virgin Mobile is not required to be integrated in order to achieve the Telewest integration synergies

Neil Smith

Chief Financial Officer, Telewest

[LOGO]	[LOGO]	[LOGO]

Planning First Class Integration

Objectives

I.                 Leverage increased scale to underpin growth

II.             Realise synergies efficiently and effectively

III.         Establish the organisation, processes and systems

•                  Day-to-day integration effort led by

•                  Neil Smith, CFO of Telewest

•                  ShaiWeiss, MD Products, NTL Consumer

•                  Eleven merger workstreams identified with individual leaders

•                  Five support functions

Key Projects

87 projects already identified to implement the integration program

Operational	Synergy	Strategic

Reporting	Cost of Sale	Culture and People

Single ERP System	Duplicated Overhead	Brand

HR Policies	Installs	Product Harmonization

Compliance	Contact Centers	Single Billing Platform

Day One	Purchasing	Optimal Processes

Aim to capture the best of both worlds e.g.

•                              NTL bad debt policy and practices evolve to be in line with Telewest – equates to a reduction in bad debt charge of 0.5%-1.0% of revenue

•                              Increase efficiency of service techs to NTL ratio of 11 jobs per day compared to 7 jobs per day at Telewest

•                              Increased triple / dual installations will significantly reduce installation cost per RGU

Significant Value Creation from Synergies

	Area	Drivers	NPV of Synergies(1)
Synergies
	Cost of Sales	• Reduction of interconnect charges and programming costs	Approx £1.5bn
[CHART]
	Operating	• Scale benefits and best practices
	Costs	• Consolidation of central functions

	Other SG&A	• Consolidation of infrastructure, systems and platforms

• Procurement savings
	Capex	• Single core network
• Single product deployments

Implementation	•	Gross synergies realized from 2006, achieving run rate in 2009
& Transaction	•	Well-developed implementation plan
Costs	•	Anticipated implementation costs of £250m 2006 – 2008
	•	Professional and legal fees are not included in implementation costs
Targets	•	Cash synergies run-rate exiting 2008 of approximately £250m, with slight increase in 2009
	•	OCF(2) margins of over 40%

(1)                                 After implementation costs.

(2)                                 Defined as operating income before depreciation, amortization and other charges.

Phasing of Cost Synergies

	Yr 1(1)	Yr 2	Yr 3	Exit Rate

EBITDA impacting:

Cost savings	60 - 80	135	185

4th quarter run rate	85	140	200	200

Costs to capture	(60) - (80)	(45)	(20)

Net Capex impact	(25)	10	40	50

Total Cash flow impact	(5) - (45)	100	205	250

•                              Current estimated view of synergy phasing derived from collaboration phase of integration

•                              £250m of annualized cash savings as we exit year 3, with slight increase thereafter

•                              Significant revenue synergies also anticipated – not included in these numbers

(1)                                 Note: Year 1 commences at the completion of the transaction

Creating the Triple Play Leader

•                  Transforming the scale and competitiveness of UK Cable

•                  Strategic focus on product differentiation and innovation

•                  Triple play champion with unique capabilities and strengths

•                  Leverage strategic control of valuable content assets

•                  Substantial value creation from merger

•                  Clear implementation plan to harness best of both companies

Cautionary Statement Regarding Synergies

The information contained in the discussion of synergies set forth above is subjective in many respects and therefore is susceptible to various interpretations. The discussion of synergies reflects numerous assumptions made by the management of ntl and Telewest with respect to the speed and the scale of delivery, all of which are difficult to predict and many of which are beyond ntl’s and Telewest’s control.  ntl and Telewest cannot predict whether the assumptions made in preparing the discussion of synergies will prove accurate. While presented with numeric specificity, the discussion of synergies is inherently imprecise, and ntl and Telewest can give no any assurance that the anticipated synergies will match those actually achieved, which may ultimately be materially higher or lower than those discussed above.  The provision of this information should not be regarded as an indication that ntl, Telewest or any third parties consider such information to be a reliable prediction of future events, and this information should not be relied on as such.

ntl and Telewest do not intend to, and specifically disclaim any duty to, update the discussion of synergies, even if any or all of the underlying assumptions are shown to be in error or if there is any change that would warrant any such update.

Telewest did not participate in the preparation of the discussion of ntl’s potential offer for Virgin Mobile Holdings (UK) plc, and has no responsibility for that discussion.

The discussion of synergies was not prepared in compliance with any regulations or guidelines promulgated by the U.S. Securities and Exchange Commission (including Item 10 of Regulation S-K of the SEC) or the American Institute of Certified Public Accountants relating to the presentation of financial information, nor was it prepared in accordance with U.S. GAAP.  The discussion of synergies contains “non-GAAP financial measures” within the meaning of Item 10(e) of Regulation S-K that have not been reconciled with GAAP financial measures.  Neither ntl’s nor Telewest’s auditors nor any other independent accountants have compiled, examined or performed any procedures with respect to the information contained in the discussion of synergies.  In addition, neither ntl’s or Telewest’s auditors nor any other independent accountants have expressed any opinion or any other form of assurance with respect to this information or its achievability, and assume no responsibility for, and disclaim any association with, this information.

For all of the reasons noted above, we strongly caution you not to place undue reliance on the discussion of synergies.

Additional Information and Where to Find it

http://ntltelewest.mergerannouncement.com

This presentation may be deemed to be solicitation material in respect of the proposed merger of ntl and Telewest.  In connection with the proposed merger, ntl and Telewest will file a joint proxy statement / prospectus with the U.S. Securities and Exchange Commission (the “SEC”).  INVESTORS AND SECURITY HOLDERS OF NTL AND TELEWEST ARE ADVISED TO READ THE JOINT PROXY STATEMENT / PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The final joint proxy statement / prospectus will be mailed to stockholders of ntl and Telewest.  Investors and security holders may obtain a free copy of the joint proxy statement / prospectus, when it becomes available, and other documents filed by ntl and Telewest with the SEC, at the SEC’s web site at http://www.sec.gov .  Free copies of the joint proxy statement / prospectus, when it becomes available, and each company’s other filings with the SEC may also be obtained from the respective companies.  Free copies of ntl’s filings may be obtained by directing a request to ntl Incorporated, 909 Third Avenue, Suite 2863, New York, New York 10022, Attention: Investor Relations.  Free copies of Telewest’s filings may be obtained by directing a request to Telewest Global, Inc., 160 Great Portland Street, London W1W 5QA, United Kingdom, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Participants in the Solicitation relating to the Transaction Between ntl and Telwest ntl, Telewest and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from their respective stockholders in favour of the merger. Information regarding ntl’s directors and executive officers is available in ntl’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 5, 2005. Information regarding Telewest’s directors and executive officers is available in Telewest’s proxy statement for its 2005 annual meeting of stockholders, while was filed with the SEC on April 11, 2005. Additional information regarding the interests of such potential participants will be included in the joint proxy statement / prospectus and the other relevant documents filed with the SEC when they become available.

Potential ntl Offer for Virgin Mobile Holdings (UK) plc

Virgin Mobile Holdings (UK) plc shareholders should read any prospectus filed or to be filed with the Securities and Exchange Commission, because they contain important information about any potential transaction.  Investors may obtain a free copy of any prospectus, if and when it becomes available, and other documents filed by NTL Incorporated with the SEC, at the SEC’s website at http//www.sec.gov.  Free copies of any prospectus, if and when it becomes available, may be obtained by directing a request to NTL Incorporated, 909 Third Avenue, Suite 2863, New York, New York 10022, Attention: Investor Relations.